UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 18, 2015
CVS HEALTH CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

001-01011	05-0494040
(Commission File Number)	(I.R.S. Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

(401) 765-1500
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 18, 2015 (the “Closing Date”), CVS Pharmacy, Inc. (“CVS Pharmacy”) a wholly owned subsidiary of CVS Health Corporation (“CVS Health”), Tree Merger Sub, Inc., a wholly owned subsidiary of CVS Pharmacy (“Merger Sub”), and Omnicare, Inc. (“Omnicare”), completed their previously announced merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of May 20, 2015, by and among CVS Pharmacy, Merger Sub, and Omnicare (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub has merged with and into Omnicare, with Omnicare continuing as the surviving entity and as a wholly owned subsidiary of CVS Pharmacy.
At the effective time of the Merger, each share of Omnicare’s common stock, par value $0.01 per share (the “Omnicare Common Stock”), issued and outstanding immediately prior to the effective time (other than shares of Omnicare Common Stock held by CVS Pharmacy, Merger Sub or Omnicare, shares of Omnicare Common Stock held by any subsidiaries of Omnicare or CVS Pharmacy (other than Merger Sub), and any shares of Omnicare Common Stock that are held by stockholders who are entitled to and have properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262 of the General Corporation Law of the State of Delaware, and have not failed to perfect, withdrawn or lost such rights) was converted into the right to receive $98.00 in cash, without interest and less any applicable withholding taxes.
A total of approximately $10.6 billion in cash will be paid to Omnicare stockholders as consideration for the Merger, and CVS Pharmacy will also assume or repay approximately $2.3 billion in debt of Omnicare. CVS Pharmacy will fund the Merger by using a portion of the net proceeds of the $15 billion debt offering effected by CVS Health on July 20, 2015.
The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to CVS Health’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2015, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

2.1
Agreement and Plan of Merger, dated as of May 20, 2015, by and among Omnicare, Inc., CVS Pharmacy, Inc., and Tree Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of CVS Health’s Current Report on Form 8-K/A filed with the SEC on May 22, 2015, Commission file number 001-01011).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

DATED: August 18, 2015	By:	/s/ David M. Denton
David M. Denton Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1
Agreement and Plan of Merger, dated as of May 20, 2015, by and among Omnicare, Inc., CVS Pharmacy, Inc., and Tree Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of CVS Health’s Current Report on Form 8-K/A filed with the SEC on May 22, 2015, Commission file number 001-01011).